UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 16, 2007
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2007, the Board of Directors of The Hershey Company (the "Company") approved changes to the Defined Contribution Supplemental Executive Retirement Plan ("DC SERP"), which is part of the Company's Deferred Compensation Plan.  On October 3, 2006, the Board generally approved the creation of the DC SERP, but the development of more specific terms were left to a later date.

Consistent with the initial terms of the DC SERP approved on October 3, 2006, the DC SERP account for eligible participants will be credited with an amount equal to a percentage of their eligible compensation and will be adjusted for investment credits in accordance with the existing terms of the Deferred Compensation Plan.  The Compensation and Executive Organization Committee of the Board is authorized to designate eligible participants and to set the applicable compensation crediting percentage for each participant.

On April 16, 2007, the Board approved the following new terms for the DC SERP:

•
To receive an allocation for any year, the participant must make the maximum pre-tax employee contribution for the year as is permitted under the Company's 401(k) Plan, and the participant must be employed on December 31 of the year (except in the case of the participant's death, disability, retirement, or termination under circumstances that entitle the participant to severance pay).

•
Participants will be eligible to receive a specified portion of their DC SERP account based on their age and years of service at time of termination from the Company.  At age 45, the participant will be eligible for 10% of his or her DC SERP account, with an additional 10% added for each older age until 55, when the participant would be eligible for 100% of the account.  However, the participant must also complete five years of service with the Company to receive the applicable portion of the DC SERP account (unless the participant becomes disabled while employed).

The Board authorized and directed the officers of the Company to prepare and adopt amendments to the Deferred Compensation Plan to reflect the changes described above.  At the date of this filing, there have been no participants designated for participation in the DC SERP by the Compensation and Executive Organization Committee.

On April 17, 2007, stockholders of the Company approved the Equity and Incentive Compensation Plan (the “EICP”), which is an amendment and restatement of the Company’s former Key Employee Incentive Plan and a continuation of the Company’s Directors’ Compensation Plan, Broad Based Stock Option Plan and Broad Based Annual Incentive Plan.  The EICP was approved by the Board of Directors on February13, 2007, to be effective upon stockholder approval.  The amendments approved by the stockholders include:

•	Making the EICP a single plan under which grants using shares for compensation and incentive purposes will be made;
•	Increasing by 14 million the maximum number of shares of the Company’s Common Stock available for issuance under the plan; and
•	Adding flexibility for designing compensation and annual and long-term incentive programs and awards.

The EICP will continue to provide for the granting of annual incentive awards and stock options, stock appreciation rights, restricted stock unit and performance stock unit awards.  These awards are currently permitted under the Key Employee Incentive Plan, the Broad Based plans or the Directors’ Compensation Plan.  The EICP will also provide for the granting of performance stock, restricted stock and other stock-based and cash-based awards including deferred stock units to our non-employee directors.

The foregoing description of the EICP is qualified by reference to the plan document, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	10.1	Equity and Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   April 20, 2007

THE HERSHEY COMPANY
By: /s/ David J. West
David J. West, Executive Vice President, Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Equity and Incentive Compensation Plan